Exhibit 4.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL IN A FORM ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

GAMESQUARE HOLDINGS, INC.

FAZE MEDIA HOLDINGS, LLC

Senior Secured Convertible Promissory Note

Original Principal Amount: $10,000,000.00

Issuance Date: [●], 2024

FOR VALUE RECEIVED, each of GAMESQUARE HOLDINGS, INC., a Delaware corporation (“GameSquare”), and FAZE MEDIA HOLDINGS, LLC, a Delaware limited liability company (“GameSquare SPV” and, together with GameSquare, collectively, the “GameSquare Parties”), hereby promises, jointly and severally, to pay to the order of GIGAMOON MEDIA, LLC, a Delaware limited liability company, or its successors or registered assigns (the “Holder”), on the Maturity Date (as hereinafter defined), the original principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) (the “Principal”), together with interest thereon as set forth below, from the date set out above as the Issuance Date (the “Issuance Date”), unless earlier repaid, converted or exchanged pursuant to the terms and conditions set forth below.

This Senior Secured Convertible Promissory Note (together with any note or other instrument issued in substitution or replacement hereof, or exchange hereof, as the same or any such other note or instrument may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms set forth herein, this “Note”) is being issued pursuant to Section 3.3 of that certain Note Purchase Agreement, dated as of November 13, 2024 (the “Purchase Agreement”), by and among GameSquare, GameSquare SPV, Gigamoon Media, LLC, and FaZe Media, Inc., a Delaware corporation (“FaZe Media”).

1. GENERAL TERMS

(a) Definitions.

(i) Terms Defined in Purchase Agreement; Rules of Construction. Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement. The rules of construction set forth in Section 8.4 of the Purchase Agreement shall apply to this Note as if specifically incorporated herein, mutatis mutandis.

(ii) UCC Defined Terms. Terms defined in the UCC that are not otherwise defined in this Note or the Purchase Agreement are used herein as defined in Article 8 or Article 9 of the UCC, as the context may require (and all uncapitalized terms that are defined in the UCC shall have the meaning set forth in the UCC, as applicable).

(iii) Definitions of Certain Other Terms Used Herein. Capitalized terms used herein and not defined or covered by Section 1(a)(i) or Section 1(a)(ii) above shall have the meanings ascribed to them in Section 15 below.

(b) Prepayments.

(i) Optional. This Note may not be prepaid by any GameSquare Party, in whole or in part, at any time without the prior written consent of the Holder.

(ii) Mandatory. To the extent the Holder makes a Change in Control Payment Election, the GameSquare Parties shall prepay the entire Principal balance of this Note then outstanding, together with all accrued and unpaid interest thereon, and any other amounts then outstanding or Secured Obligations then owed pursuant to the terms of this Note contemporaneously with the consummation of the applicable Change in Control.

(c) Maturity Date. On the Maturity Date, the entire Principal balance of this Note then outstanding, together with all accrued and unpaid interest thereon, and any other amounts then outstanding or Secured Obligations then owed pursuant to the terms of this Note (collectively, the “Amount Due”) shall be due and payable in full in, at the option of the GameSquare Parties, cash or in shares of Common Stock, calculated in accordance with Section 3(a)(i), without any demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity or other notice of any kind, all of which are hereby waived by the GameSquare Parties.

(d) Payments Generally. All payments (including permitted prepayments) to be made by the GameSquare Parties on account of principal, interest, fees and other amounts payable on or in respect of the this Note or the Secured Obligations evidenced hereby shall be made without setoff, defense or counterclaim or withholding on account of taxes, levies, duties or any other deduction whatsoever. To the extent this Note expressly requires or permits any payment to be made in cash, the GameSquare Parties shall make all such payments to an account specified by the Holder to the GameSquare Parties, in lawful money of the United States of America and in immediately available and freely transferable funds, no later than 5:00 p.m. (New York, NY, time) on the date due. Any payment which is received by the Holder later than 5:00 p.m. (New York, NY, time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. If any day on which a payment is due pursuant to the terms of this Note is not a Business Day, such payment shall be due on the next Business Day following, and interest payable hereunder to the Holder shall be adjusted accordingly. All payments received by the Holder with respect to the Secured Obligations will be applied first to interest and the balance to Principal.

2. INTEREST

(a) Interest. The outstanding Principal of this Note shall bear simple interest at an annual rate of 7.5%. Interest shall commence accruing on the outstanding Principal of this Note as of the Issuance Date and shall be payable by the GameSquare Parties on (i) each anniversary of the Issuance Date and (ii) the earlier of (x) the Maturity Date and (y) the date of conversion or exchange as provided in Section 3 hereof (such earlier date, the “Interest Payment Date”); provided that (I) interest accrued pursuant to Section 2(c) shall be payable in cash on demand and (II) in the event of any prepayment permitted by Section 1(b)(i) or any prepayment required by Section 1(b)(ii), accrued interest on the principal amount prepaid shall be payable in cash on the date of such prepayment. Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.

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(b) Interest Shares. Notwithstanding anything to the contrary contained herein, the GameSquare Parties shall pay all interest payable pursuant to Section 2(a) (other than amounts described in the proviso thereto) by issuing to Holder shares of Common Stock (the “Interest Shares”) in the amounts and upon the terms set forth in this Section 2(b). The number of Interest Shares issuable pursuant to this Section 2(b) shall be determined by dividing (x) the aggregate amount of any accrued and unpaid interest under this Note as of the Interest Payment Date, and (y) the Conversion Price. The Interest Shares shall be issuable as of the Interest Payment Date. GameSquare shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section 2(b) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, GameSquare shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Adjustment to Conversion Price. Solely for purposes of the payment of Interest Shares hereunder, the Conversion Price shall be subject to adjustment from time to time as provided in this Section 2(c) (in each case, after taking into consideration any prior adjustments pursuant to this Section 2(c)).

(i) Adjustment to Conversion Price Upon Issuance of Common Stock. Except as provided in Section 2(c)(ii) and except in the case of an event described in either Section 2(c)(iv) or Section 2(c)(v)], if GameSquare shall, at any time or from time to time after the Issuance Date, issue or sell, or in accordance with Section 2(c)(iii) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Conversion Price equal to the lowest price per share at which any such share of Common Stock has been issued or sold (or is deemed to have been issued or sold); provided, that if such issuance or sale (or deemed issuance or sale) was without consideration, then GameSquare shall be deemed to have received an aggregate of $0.01 of consideration for all such shares so issued or deemed to be issued.

(ii) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Conversion Price with respect to any issuance or sale (or deemed issuance or sale in accordance with Section 2(c)(iii)) by GameSquare after the Issuance Date of shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends, and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of GameSquare in connection with their service as directors of GameSquare, their employment by GameSquare, or their retention as consultants by GameSquare, in each case authorized by the Board or Directors of GameSquare and issued pursuant to GameSquare’s equity incentive plans (an “Excluded Issuance”).

(iii) Effect of Certain Events on Adjustment to Conversion Price. For purposes of determining the adjusted Conversion Price under Section 2(c)(i), the following shall be applicable:

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(1) Issuance of Options. If GameSquare shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 2(c)(iii)(4)) for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion or exchange of any Convertible Security issuable upon the exercise of any such Option is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then such share of Common Stock issuable upon the exercise of such Option or upon conversion or exchange of such Convertible Security issuable upon the exercise of such Option shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 2(c)(i)), at a price per share equal to such lowest price per share. For purposes of this Section 2(c)(iii)(1), the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion or exchange of any Convertible Security issuable upon the exercise of any such Option shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 2(c)(i)) of the lowest amounts of consideration, if any, received or receivable by GameSquare as consideration with respect to any one share of Common Stock upon each of (A) the granting or sale of the Option, plus (B) the exercise of the Option, plus (C) in the case of an Option which relates to Convertible Securities, the issuance or sale of the Convertible Security and the conversion or exchange of the Convertible Security. Except as otherwise provided in Section 2(c)(iii)(3), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon the exercise of such Options.

(2) Issuance of Convertible Securities. If GameSquare shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 2(c)(iii)(4)) for which one share of Common Stock is issuable upon the conversion or exchange of any such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then such share of Common Stock issuable upon conversion or exchange of such Convertible Security shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 2(c)(i)), at a price per share equal to such lowest price per share. For purposes of this Section 2(c)(iii)(2), the lowest price per share for which any one share of Common Stock is issuable upon the conversion or exchange of any such Convertible Security shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 2(c)(i)) of the lowest amounts of consideration, if any, received or receivable by GameSquare as consideration with respect to any one share of Common Stock upon each of (A) the granting or sale of the Convertible Security, plus (B) the conversion or exchange of the Convertible Security. Except as otherwise provided in Section 2(c)(iii)(3), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities or by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of this Section 2(c)(iii).

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(3) Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the lowest amounts of consideration, if any, received or receivable by GameSquare as consideration with respect to any one share of Common Stock upon the granting or sale of any Options or Convertible Securities referred to in Section 2(c)(iii)(1) or Section 2(c)(iii)(2), (B) the lowest amounts of additional consideration, if any, payable to GameSquare with respect to any one share of Common Stock upon exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 2(c)(iii)(1) or Section 2(c)(iii)(2), (C) the rate at which Convertible Securities referred to in Section 2(c)(iii)(1) or Section 2(c)(iii)(2) are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 2(c)(iii)(1) or any Convertible Securities referred to in Section 2(c)(iii)(2) (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Conversion Price pursuant to this Section 2(c)) the Conversion Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Conversion Price which would have been in effect at such time pursuant to the provisions of this Section 2(c) had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate, or maximum number of shares, as the case may be, at the time initially granted, issued, or sold, but only if as a result of such adjustment or readjustment the Conversion Price then in effect is reduced.

(4) Calculation of Consideration Received. If GameSquare shall, at any time or from time to time after the Issuance Date, issue or sell, or is deemed to have issued or sold in accordance with Section 2(c)(iii), any shares of Common Stock, Options, or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the gross amount received by GameSquare therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by GameSquare shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by GameSquare shall be the market price (as reflected on any securities exchange, quotation system or association, or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of GameSquare, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be $0.01; or (D) to the owners of the non-surviving entity in connection with any merger in which GameSquare is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options, or Convertible Securities, as the case may be, issued to such owners. The fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board of Directors of GameSquare and the Holder.

(5) Record Date. For purposes of any adjustment to the Conversion Price in accordance with this Section 2(c), in case GameSquare shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(6) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of GameSquare or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among GameSquare and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 2(c).

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(7) Other Dividends and Distributions. Subject to the provisions of this Section 2(c)(iii), if GameSquare shall, at any time or from time to time after the Issuance Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of GameSquare (other than a dividend or distribution of shares of Common Stock, Options, or Convertible Securities in respect of outstanding shares of Common Stock), cash, or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon conversion of this Note pursuant to Section 3(a)(i), in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of GameSquare, cash, or other property which the Holder would have been entitled to receive had this Note been exercised in full into shares of Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities, cash, or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 2(c) with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as the Holder would have received if this Note had been exercised in full into shares of Common Stock on the date of such event.

(iv) Adjustment to Conversion Price Upon Dividend, Subdivision or Combination of Common Stock. If GameSquare shall, at any time or from time to time after the Issuance Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of GameSquare payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such dividend, distribution, or subdivision shall be proportionately reduced. If GameSquare at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Section 2(c)(iv) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

(v) Adjustment to Conversion Price Upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of GameSquare, (ii) reclassification of the stock of GameSquare (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up, or combination of shares), (iii) consolidation or merger of GameSquare with or into another Person, (iv) sale of all or substantially all of GameSquare’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 2(c)(iv)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, this Note shall, subject to Section 6(g), immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, be appropriately adjusted (in form and substance satisfactory to the Holder) with respect to the Holder’s rights under this Note to insure that the provisions of Section 3(c) shall thereafter be applicable, as nearly as possible, to this Note in relation to any shares of stock, securities, or assets thereafter payable under this Note (including, in the case of any consolidation, merger, sale, or similar transaction in which the successor or purchasing Person is other than GameSquare, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale, or similar transaction, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale, or similar transaction). The provisions of this Section 2(c)(v) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. Subject to Section 6(g), GameSquare shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than GameSquare) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Note and satisfactory to the Holder, the obligation to pay to the Holder such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such Holder is entitled to receive.

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(vi) Certain Events. If any event of the type contemplated by the provisions of this Section 2(c) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights, or other rights with equity features) occurs, then the Board of Directors of GameSquare shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 2(c); provided, that no such adjustment pursuant to this Section 2(c)(vi) shall increase the Conversion Price as otherwise determined pursuant to this Section 2(c).

(vii) Certificate as to Adjustment.

(1) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than 5 Business Days thereafter, GameSquare shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(2) As promptly as reasonably practicable following the receipt by GameSquare of a written request by the Holder, but in any event not later than 5 Business Days thereafter, GameSquare shall furnish to the Holder a certificate of an executive officer certifying the Conversion Price then in effect.

(viii) Notices. In the event:

(1) that GameSquare shall take a record of the holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(2) of any capital reorganization of GameSquare, any reclassification of the Common Stock, any consolidation or merger of GameSquare with or into another Person, or any sale of all or substantially all of GameSquare’s assets to another Person; or

(3) of the voluntary or involuntary dissolution, liquidation, or winding-up of GameSquare;

then, and in each such case, GameSquare shall send or cause to be sent to the Holder at least 5 Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent, or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of GameSquare shall close or a record shall be taken with respect to which holders of record of Common Stock shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to this Note and the Interest Shares.

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(d) Default Rate. The GameSquare Parties shall pay interest (after as well as before entry of judgment thereon) on the outstanding Principal amount of this Note and all other Secured Obligations (including any past due interest) then outstanding at an interest rate per annum at all times equal to 10.00% (the “Default Rate”) automatically upon the occurrence of any Event of Default to the fullest extent permitted by applicable law. All such interest accruing under this Section 2(c) upon and following the occurrence of an Event of Default shall be due and payable in cash on demand by the Holder. The imposition of the Default Rate is in addition to, and not in lieu of, Holder’s exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which the Holder may employ. In addition, the Default Rate reflects the increased credit risk to the Holder of carrying an obligation that is in default. Each of the GameSquare Parties agrees that the imposition of the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Holder, and that the actual harm incurred by the Holder cannot be estimated with certainty and without difficulty.

(e) Exchange Regulations. GameSquare shall not issue any shares of Common Stock upon the conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Note without breaching the Company’s obligations under the rules or regulations of the Primary Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the GameSquare (A) obtains the approval of its stockholders as required by the applicable rules of the Primary Market for issuances of shares of Common Stock in excess of the Exchange Cap or (B) obtains a written opinion from outside counsel to GameSquare that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of the Note or otherwise pursuant to the terms of the Note, shares of Common Stock in an amount greater than the Exchange Cap as of the Issuance Date.

3. CONVERSION; EXCHANGE.

(a) Optional Conversion or Exchange. If the Note remains outstanding (x) on or after December 31, 2025, (y) upon the occurrence of an Event of Default, or (z) upon the receipt of a Change in Control Notice, the Holder may, at any time thereafter prior to the Election Deadline, elect by written notice to the GameSquare Companies to:

(i) convert the Note into Common Stock, in which case the Note shall automatically be converted on the Conversion Date into an amount of shares of Common Stock equal to the Conversion Amount as of the Conversion Date divided by the Conversion Price; or

(ii) exchange the Note for the FaZe Media Shares, in which case the Note shall automatically be exchanged on the Conversion Date in accordance with Section 3(c).

As a result of a conversion or exchange pursuant to this Section 3(a), the outstanding Principal amount of this Note, and all accrued but unpaid interest thereon, shall be deemed paid in full.

(b) Notice of Election to Convert or Exchange. At any time after December 31, 2025, or upon the occurrence of an Event of Default or prospective consummation of a Change of Control, and prior to 5:00 p.m. on the date that is three Trading Days prior to the Maturity Date (the “Election Deadline”), the Holder may, by written notice to the GameSquare Parties, elect that, on the date specified in such notice (which must be prior to the Maturity Date) or the date of the consummation of a Change of Control (as applicable, the “Conversion Date”), (i) the Note be converted into shares of Common Stock, in which case the Note shall automatically be converted to Common Stock on the Conversion Date pursuant to Section 3(a)(i), or (ii) exchanged for the FaZe Media Shares, in which case the Note shall automatically be exchanged for the FaZe Media Shares (and any Additional FaZe Media Property) on the Conversion Date pursuant to Section 3(a)(ii) and Section 3(c).

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(c) FaZe Media Shares Exchange. If the Holder has made an election in accordance with Section 3(a)(ii), then, on the Conversion Date, the Holder shall surrender this Note to GameSquare (on behalf of the GameSquare Parties) and, in exchange:

(i) each of the GameSquare Parties shall transfer, and shall be deemed to have transferred, to the Holder all of its right, title and interest in and to (A) the FaZe Media Shares and (B) all Additional FaZe Media Property received by, or on behalf or for the benefit of, any GameSquare Party after the Issuance Date, in each case, free and clear of any and all Liens other than the A-1 Call Right (as defined in the Game-Banks Purchase Agreement) (the “FaZe Media Transfer”); provided that, for the avoidance of doubt, no other rights or obligations of GameSquare SPV under the Game-Banks Purchase Agreement shall be assigned or transferred to the Holder;

(ii) each of the GameSquare Parties shall, and shall cause its Subsidiaries (if applicable) to, take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law or as requested by the Holder to consummate and make effective the FaZe Media Transfer, including executing and delivering such further documents and instruments and obtaining from governmental authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation thereof, including, without limitation, (A) identifying on its books and records the FaZe Media Transfer, (B) using commercially reasonable efforts to cause the FaZe Media Shares and any Additional FaZe Media Property to be registered in the name of the Holder or its designee, including by instructing FaZe Media or the applicable issuer of any other Equity Interests to register the FaZe Media Transfer on its books and records, by book-entry, on Carta, or otherwise, (C) conveying to the Holder all proceeds, cash, securities, dividends, instruments or other distributions and any other right or property evidencing, constituting or otherwise comprising the FaZe Media Shares and/or any Additional FaZe Media Property received by any GameSquare Party after the Issuance Date, (D) executing and/or delivering any instruments, and (E) executing and delivering any instruments or documents necessary to release any and all Liens, if any, on the FaZe Media Shares or any Additional FaZe Media Property so transferred, other than the A-1 Call Right (as defined in the Game-Banks Purchase Agreement);

(iii) the Holder may exercise any and all rights privileges or options pertaining to the FaZe Media Shares or any Additional FaZe Media Property in its possession as the absolute owner thereof; and

(iv) GameSquare and FaZe Media shall amend and restate the License Agreement upon the terms and in the form set forth in Exhibit A hereto.

(d) Fractional Securities. GameSquare shall not issue any fraction of a share of Common Stock upon any conversion pursuant to Section 3(a)(i). All calculations under this Section 3 shall be rounded to the nearest $0.0001. If the issuance pursuant to Section 3(a)(i) would result in the issuance of a fraction of a share of Common Stock, GameSquare shall round such fraction of a share of Common Stock up to the nearest whole share.

4. EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred:

(i) any representation, warranty or statement made or furnished by or on behalf of any GameSquare Party in or in connection with any Transaction Document shall be false, incorrect, incomplete or misleading in any material respect on the date made or furnished; or

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(ii) default in the payment of Principal of the Note or accrued interest thereon when due and the GameSquare Parties’ failure to cure such default within ten (10) days of written notice thereof; or

(iii) (A) default in the issuance of the Conversion Shares pursuant to Section 3(a)(i) or the delivery of the FaZe Media Shares pursuant to Section 3(a)(ii), as applicable, at the Conversion Date, (B) any GameSquare Party shall default in the performance of or compliance with any term contained in Section 5 or Section 6 of this Note, or (C) any GameSquare Party shall default in the performance of or compliance with any other term (not otherwise specified in this Section 4(a)) or any of the other Transaction Documents and such failure shall remain unremedied for ten (10) days after the earlier of the date an officer of such GameSquare Party has knowledge of such failure and the date of written notice of such default shall have been given by the Holder to such GameSquare Party; or

(iv) any liquidation, dissolution, or winding up of either of the GameSquare Parties, whether voluntary or involuntary; or

(v) the institution by either of the GameSquare Parties of proceedings to be adjudicated as bankrupt or insolvent, or the consent by either of the GameSquare Parties to institution of bankruptcy or insolvency proceedings against such GameSquare Party under any federal or state law, or the consent by either of the GameSquare Parties to or acquiescence in the filing of any petition relating thereto, or the appointment of a receiver, liquidator, assignee, trustee or other similar official of a GameSquare Party, or of any substantial part of its property, or the making by either of the GameSquare Parties of an assignment, for the benefit of creditors, or the admission by either of the GameSquare Parties in writing of its inability to pay its debts generally as such debts become due; or

(vi) commencement of proceedings against either of the GameSquare Parties seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulations which proceedings shall not have been dismissed or stayed within sixty (60) days of commencement thereof, or the setting aside of any such stay of any such proceedings, or the appointment without the consent or acquiescence of the equity holders of either of the GameSquare Parties of any trustee, receiver or liquidator of either of the GameSquare Parties or of all or any substantial portion of the properties of either of the GameSquare Parties which appointment shall not have been vacated within sixty (60) days thereof; or

(vii) at any time after the execution and delivery thereof, (A) the grants of Collateral made in the Security Agreement shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any GameSquare Party, (B) any Transaction Document shall cease to be in full force and effect or shall be declared null and void, or the Holder shall not have or shall cease to have a valid and perfected Lien (with the priority set forth in this Note) in any Collateral purported to be covered thereby, in each case for any reason other than the failure of the Holder to take any action within its control, or (C) any GameSquare Party shall contest the validity or enforceability of any Transaction Document in writing or deny in writing that it has any further liability under any Transaction Document.

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(b) Upon the occurrence of any Event of Default, all Secured Obligations then outstanding shall immediately and automatically bear interest at the Default Rate in accordance with Section 2(c), and, at the option and upon the declaration of the Holder and upon written notice to the GameSquare Parties (which election and notice shall not be required in the case of an Event of Default under Section 4(a)(v) and Section 4(a)(vi)), the Holder may (i) declare the Principal amount of this Note then outstanding to be accelerated and due and payable, whereupon all of the Principal amount of this Note, all accrued but unpaid interest thereon, and all fees and all other amounts payable under this Note and the other Transaction Documents with respect thereto, and all other Secured Obligations outstanding under this Note and the other Transaction Documents shall accelerate and become due and payable immediately in cash in accordance with Section 1(c) and Section 1(d), all without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the GameSquare Parties, (ii) make an election to convert or exchange this Note in accordance with Section 3, and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Transaction Documents; provided, however, that upon the occurrence of any Event of Default described in Section 4(a)(v) and Section 4(a)(vi), (x) the entire outstanding Principal balance of this Note, together with all accrued and unpaid interest thereon, all fees and other amounts payable under this Note and the other Transaction Documents and all other Secured Obligations shall immediately and automatically become due and payable in cash and bear interest at the Default Rate in accordance with Section 2(c), all without notice and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the GameSquare Parties.

5. SECURITY

(a) Grant of Security Interest. To secure the payment and performance in full of all of the indebtedness, obligations, liabilities and undertakings of the GameSquare Parties to the Holder, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including all interest, fees (including attorneys’ fees), costs and expenses that the GameSquare Parties are hereby or otherwise required to pay and perform pursuant to this Note, the Purchase Agreement, the other Transaction Documents, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any GameSquare Party, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of this Note, the Purchase Agreement or the other Transaction Documents, including instruments or agreements executed and delivered pursuant hereto or thereto or in connection herewith or therewith (collectively, the “Secured Obligations”), each of the GameSquare Parties hereby pledges to the Holder, and hereby collaterally assigns, mortgages, transfers, hypothecates and grants to the Holder a continuing security interest in, all of such GameSquare Party’s right, title and interest in, to and under all of the following property and assets, wherever located, whether such GameSquare Party now has or hereafter acquires an ownership or other interest or power to transfer (all of which are collectively referred to as the “Collateral”):

(i) the Pledged Interests;

(ii) all other property that may be delivered to and held by the Holder pursuant to the terms of this Section 5;

(iii) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and other property referred to in clauses (i) and (ii) above;

(iv) all rights and privileges of such GameSquare Party with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and

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(v) all Proceeds of any of the foregoing and all books and records relating thereto.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Holder and his successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

(b) Priority of Security Interest. The GameSquare Parties represent and warrant to the Holder and covenant that the security interest granted herein is, and until the cancellation of this Note shall at all times continue to be, a first priority perfected security interest in the Collateral.

(c) Perfection of Security Interest and Further Assurances.

(i) Each GameSquare Party hereby agrees that (A) such GameSquare Party shall deliver to the Holder (or its representative) all security certificates evidencing the FaZe Media Shares (if any) held by such GameSquare Party as of the Issuance Date, and (B) if any GameSquare Party shall receive, by virtue of such GameSquare Party being or having been an owner of any Pledged Interests or any other Collateral consisting of any (1) Equity Interest certificate (including, without limitation, any certificate representing an Equity Interest dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), (2) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, or (3) dividends, distributions, cash, Instruments, Investment Property and other Proceeds or property, including in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such GameSquare Party shall receive such Equity Interest certificate, Instrument, option, right, payment or distribution in trust for the benefit of the Holder, shall segregate it from such GameSquare Party’s other property and shall promptly (and in any event within fifteen (15) Business Days) deliver the same to the Holder (or his representative), in the exact form received, to be held as Collateral, in each case, together with (I) duly executed instruments of assignment or transfer in blank, and (II) with respect to the FaZe Media Shares and any other Pledged Interests constituting Equity Interests, a duly executed irrevocable proxy coupled with an interest, in substantially the form of Exhibit B hereto, and a duly acknowledged Issuer Acknowledgment from each Pledged Issuer, substantially in the form of Exhibit C hereto, or otherwise in form and substance satisfactory to the Holder, all in form and substance reasonably satisfactory to the Holder. If any Collateral consist of Uncertificated Securities, unless the immediately following sentence is applicable thereto, the applicable GameSquare Party shall cause (x) the Holder (or its designated custodian or nominee) to become the registered holder thereof, or (y) each issuer of such securities to agree that it will comply with instructions originated by the Holder with respect to such securities without further consent by such GameSquare Party. If any Collateral consists of security entitlements, such GameSquare Party shall (x) transfer such security entitlements to the Holder (or its custodian, nominee or other designee), or (y) cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Holder without further consent by such GameSquare Party.

(ii) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Holder may deem necessary or advisable to accomplish the purposes of this Security Agreement, each GameSquare Party hereby (A) authorizes the Holder (or its designee) at any time, and from time to time, to file one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (1) describe the Collateral, and (2) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment), and (B) ratifies such authorization to the extent that the Holder has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

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(iii) At any time and from time to time, at the expense of the GameSquare Parties, the GameSquare Parties will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties and take all further action that may be necessary or desirable, or that the Holder may reasonably request, in order to create or maintain the validity, perfection or priority of, and protect any security interest, granted or purported to be granted hereby, or to enable the Holder to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The GameSquare Parties hereby authorize the Holder to file or record any document necessary to perfect, continue, amend or terminate its security interest in the Collateral, including any financing statements (including amendments) authorized to be filed under the UCC or the Uniform Commercial Code of any other jurisdiction, without signature of the GameSquare Parties where permitted by law, including the filing of a financing statement describing the Collateral as the FaZe Media Shares, including all related Stock Rights and all governance, management, control, voting and approval rights and interests and other similar rights and interests, or words of similar effect. The GameSquare Parties also hereby ratify any previously filed documents or recordings regarding the Collateral, including any and all previously filed financing statements.

(d) Voting Rights and Distributions.

(i) Unless an Event of Default has occurred and is continuing, each GameSquare Party will be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not prohibited by the terms of this Note or the other Transaction Documents. Upon the occurrence and during the continuation of an Event of Default: (i) all rights of each GameSquare Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to the immediately preceding sentence shall cease, and all such rights shall thereupon become vested in the Holder, which shall thereupon have the sole right to exercise such voting and other consensual rights; and (ii) without limiting the generality of the foregoing, the Holder may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares or any other Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Shares or any other Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Shares or other Collateral, or upon the exercise by any Pledged Shares or other Collateral of any right, privilege or option pertaining to any Pledged Shares or other Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Shares or other Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as the Holder may determine. In order to permit the Holder to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto upon the occurrence and during the continuation of an Event of Default, each GameSquare Party will promptly execute and deliver (or cause to be executed and delivered) to the Holder all such proxies and other instruments as the Holder may from time to time reasonably request.

(ii) If, at any time prior to the payment in full of this Note, any GameSquare Party shall receive any dividend, interest or other distribution paid in respect of the FaZe Media Shares or any other Pledged Interest, whether resulting from a subdivision, combination or reclassification of the outstanding Pledged Interests or other Collateral, or received in exchange therefor, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer thereof may be a party or otherwise, such dividend, interest or other distribution shall be and become part of the Collateral, and, if received by a GameSquare Party, shall be received in trust for the benefit of the Holder, shall be segregated from other funds and property of such GameSquare Party, and shall be forthwith paid over to the Holder in accordance with the terms of Section 5(c)(i) as Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Holder as Collateral and as further collateral security for the Secured Obligations. In order to permit the Holder to receive all dividends and other distributions which it may be entitled to receive hereunder, each GameSquare Party will promptly execute and deliver (or cause to be executed and delivered) to the Holder all such proxies, dividend payment orders, and other instruments as the Holder may from time to time reasonably request.

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(e) Holder Appointed Attorney-in-Fact. Each GameSquare Party hereby appoints the Holder its attorney-in-fact and proxy, with full power and authority in the place and stead of such GameSquare Party and in the name of such GameSquare Party, or otherwise, from time to time in the Holder’s discretion to take any action and to execute any instrument consistent with the terms of this Security Agreement and the other Transaction Documents that the Holder may deem necessary or advisable to accomplish the purposes hereof (but the Holder shall not be obligated to and shall have no liability to such GameSquare Party or any third party for failure to so do or take action), including, without limitation, (i) to receive, indorse and collect all instruments made payable to such GameSquare Party representing any dividend, interest payment or other distribution in respect of the FaZe Media Shares or other Collateral and to give full discharge for the same, and (ii) to vote the FaZe Media Shares and any and all other Collateral constituting Investment Property owned or held by such GameSquare Party or standing in its name and to do all things which such GameSquare Party might do if present and acting himself, including such rights set forth in Section 5(d) hereof or elsewhere herein (including, without limitation, rights of sale). The proxy and powers granted by such GameSquare Party pursuant to this Section 5(e) are IRREVOCABLE and coupled with an interest (including but not limited to this Note and the Purchase Agreement) and are given to secure the Secured Obligations. Notwithstanding any provision of this Section 5(e) to the contrary, the Holder agrees that it will not exercise any rights under the power of attorney or the irrevocable proxy provided for in this Section 5(e) unless an Event of Default has occurred and is continuing. Each GameSquare Party hereby ratifies all that any such attorney lawfully (in accordance with applicable law) does or causes to be done by virtue of that authority.

(f) Holder may Perform. Upon prior written notice to the applicable GameSquare Party in accordance with Section 8.5 of the Purchase Agreement, if the GameSquare Party fails to perform or comply with any of its agreements contained in this Security Agreement or any other Transaction Document, the Holder, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement, at the sole cost and expense of the applicable GameSquare Party.

(g) Irrevocable. All powers, proxies, authorizations, and agencies contained in this Security Agreement are coupled with an interest and are given to secure the Secured Obligations and are irrevocable until the Note is indefeasibly paid in full and terminated and the security interests created hereby are released.

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(h) Remedies Upon an Event of Default.

(i) Generally. If an Event of Default has occurred and is continuing, the Holder may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC or other applicable law (whether or not the UCC applies to the affected Collateral), and also may (i) take control of the Collateral, including, without limitation, transfer into Holder’s name or into the name of its nominee or nominees (to the extent the Holder has not theretofore done so) and thereafter receive, for the benefit of the Holder, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, and (ii) without notice (subject to the immediately succeeding sentence) Dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Holder’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Holder may reasonably deem commercially reasonable. The Holder may be the purchaser of any or all of the Collateral at any such sale and the Holder will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Holder at such sale. Each purchaser at any such sale will hold the property sold absolutely free from any claim or right on the part of each GameSquare Party, and each GameSquare Party hereby waives (to the extent permitted by law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each GameSquare Party agrees that, to the extent notice of Disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to such GameSquare Party of the time and place of any public sale or the time after which any private Disposition of the Collateral is to be made shall constitute reasonable notification. The Holder shall not be obligated to make any Disposition of Collateral regardless of notice of sale having been given. The Holder may adjourn any public or private Disposition from time to time by announcement prior to or at the time and place fixed therefor, and such Disposition may, without further notice, be made at the time and place to which it was so adjourned. Each GameSquare Party hereby waives any claims against the Holder arising by reason of the fact that the price at which the Collateral may have been sold at a private Disposition was less than the price which might have been obtained at a public Disposition or was less than the aggregate amount of the obligations owing under this Note, even if Holder accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such GameSquare Party may have to require that all or any part of the Collateral be marshaled upon any Disposition (public or private) thereof. The Holder shall not be required to marshal any collateral security for, or other assurances of payment of, the outstanding Secured Obligations, and all of Holder’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.

(ii) Pledged Interests. Each GameSquare Party recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Holder may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each GameSquare Party acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such GameSquare Party agrees that any such private placement will not be deemed, in and of itself, to be commercially unreasonable and that the Holder will have no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer of the Collateral to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(iii) Cash; Deficiency. Any cash held by the Holder (or his agent or designee) as Collateral and all cash proceeds received by the Holder in respect of any Disposition of or collection from, or other realization upon, all or any part of the Collateral after the occurrence and during the continuance of an Event of Default shall be applied by the Holder against the Secured Obligations in accordance with the terms of this Note. Any surplus of such cash or cash proceeds held by the Holder and remaining after the date on which all of the Secured Obligations have been paid in full shall be paid over to the GameSquare Parties. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Holder is legally entitled, the GameSquare Parties shall be jointly and severally liable for the deficiency.

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(iv) Waivers. To the extent it may lawfully do so, each GameSquare Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Holder, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each GameSquare Party hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Agreement or any Collateral.

(v) Continuing Security Interest. This Security Agreement will create a continuing security interest in the Collateral and will (i) remain in full force and effect until the earlier of the payment in full in cash of the Secured Obligations, or conversion or exchange of the Note in accordance with Section 3, (ii) be binding upon each GameSquare Party and its successors and assigns, and (iii) inure to the benefit of the Holder and his successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), but subject to the provisions of this Note, each assignee of this Note will become vested with all the benefits in respect thereof granted to the Holder herein.

(i) Disposition of Collateral. Without the prior written consent of the Holder, no GameSquare Party shall, directly or indirectly, (i) grant, pledge, assign or otherwise provide a Lien on any of the Collateral (other than the Lien in favor of the Holder hereunder), (ii) provide any Person (other than the Holder), or allow any Person (other than the Holder) to obtain, “control” (within the meaning of the UCC) of any of the Collateral or (iii) convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) any of the Collateral.

(j) Termination of Security Interest. Upon the indefeasible payment in full of the Secured Obligations in accordance with the terms of this Note, (i) all liens in the Collateral granted by the GameSquare Parties in favor of the Holder under, or pursuant to, this Note shall automatically be terminated and released without any further action by any person or entity and all rights therein shall revert to the GameSquare Parties and (ii) the Holder will, at the GameSquare Parties’ sole cost and expense, release its liens in the Collateral and execute and deliver to the GameSquare Parties such documents reasonably requested by the GameSquare Parties to evidence such release.

6. OTHER PROVISIONS.

(a) All calculations under this Section 6 shall be rounded to the nearest $0.0001 or whole share.

(b) So long as this Note remains outstanding, GameSquare shall have reserved from its duly authorized share capital, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of shares of Common Stock issuable upon conversion of this Note (assuming for purposes hereof that (x) this Note is convertible at the Conversion Price as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of the Note set forth herein or therein (the “Required Reserve Amount”)), provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 6(b) be reduced other than pursuant to the conversion of this Note in accordance with their terms, and/or cancellation, or reverse stock split. If at any time while this Note remains outstanding, GameSquare does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy the obligation to reserve for issuance the Required Reserve Amount, GameSquare will promptly take all corporate action necessary to increase its authorized share capital necessary to meet GameSquare’s obligations pursuant to this Note. GameSquare covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the shares of Common Stock, when issued, will be validly issued, fully paid and nonassessable.

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(c) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 4 herein for the GameSquare Parties’ failure to deliver certificates or issue book entries representing shares of Common Stock upon conversion or delivering the FaZe Media Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(d) Legal Opinions. GameSquare is obligated to cause its legal counsel to deliver legal opinions to GameSquare’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the GameSquare Parties agree to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Shares. The Holder shall notify the GameSquare Parties of any such costs and expenses it incurs that are referred to in this Section from time to time and all amounts owed hereunder shall be paid by the GameSquare Parties with reasonable promptness.

(e) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If GameSquare, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of GameSquare, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(f) Whenever the Conversion Price is adjusted pursuant to Section 6(e) hereof, the GameSquare Parties shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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(g) In case of any (1) merger or consolidation of the GameSquare Parties or any Subsidiary of the GameSquare Parties with or into another Person, or (2) sale by the GameSquare Parties or any Subsidiary of the GameSquare Parties of all or substantially all of the assets of the GameSquare Parties in one or a series of related transactions (a “Change in Control”), the Holder shall have the right to (A) subject to the consummation of such Change in Control, elect to convert this Note into the Conversion Shares or be exchanged for the FaZe Media Shares, as applicable, in accordance with Section 3, immediately prior to the closing of the Change in Control as if the closing of such Change in Control is the Conversion/Exchange Time, (B) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued or (C) require this Note be prepaid in cash contemporaneously with the closing of the Change in Control in accordance with Section 1(b)(ii) (a “Change in Control Payment Election”). In the case of clause (B), the conversion price applicable for the newly issued shares of capital stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The GameSquare Parties shall notify the Holder at least 10 Business Days prior to the anticipated closing date of a Change in Control of the material terms and conditions of such Change in Control or such earlier date as required to permit the Holder to elect to convert, exchange or receive payment of this Note in connection with such Change in Control in accordance with this paragraph (the “Change in Control Notice”). Provided that the GameSquare Companies provide the Change in Control Notice, the Holder shall notify the GameSquare Companies of its election to convert or exchange the Note or to receive payment in cash not less than five (5) days prior to the consummation of the Change in Control. The terms of any such Change in Control shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(h) The Holder shall not be required to deliver the original Note in order to effect a conversion or exchange hereunder.

7. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to GameSquare, whereupon the GameSquare Parties will forthwith issue and deliver upon the order of the Holder a new Note, registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof).

(b) Lost, Stolen or Mutilated Note. Upon receipt by GameSquare of evidence reasonably satisfactory to GameSquare of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to GameSquare in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the GameSquare Parties shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(c) Issuance of New Notes. Whenever the GameSquare Parties are required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

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8. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8):

If to the GameSquare Parties:

GameSquare Holdings, Inc.

6775 Cowboys Way, Suite 1335

Frisco, TX 75034

Attention: Justin Kenna, CEO

Email: justin@gamesquare.com

with a copy (which shall not constitute notice or such other communication) to:

BakerHostetler LLP

1900 Avenue of the Starts, Suite 2700

Los Angeles, CA 90067

Attention: Alan A. Lanis, Jr.

Email: jrlanis@bakerlaw.com

If to Holder:

Gigamoon Media, LLC

45 Leicester Street

Brookline, MA 02445

Attention: Matthew Kalish, Manager

Email: mkalish1029@gmail.com

with a copy (which shall not constitute notice or such other communication) to:

Pillsbury Winthrop Shaw Pittman LLP

31 W 52nd Street

New York, NY 10019

Attention: Stephen B. Amdur

Email: stephen.amdur@pillsburylaw.com

9. NON-CIRCUMVENTION. Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the GameSquare Parties, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the GameSquare Parties. As long as this Note is outstanding, the GameSquare Parties shall not and shall cause their Subsidiaries not to, without the consent of the Holder, (i) amend their certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its shares of Common Stock or other equity securities; (iii) enter into any agreement with respect to any of the foregoing, or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would materially restrict, materially delay, conflict with or materially impair the ability of the GameSquare Parties to perform its obligations under the this Note, including, without limitation, the obligation of the GameSquare Parties to make cash payments hereunder.

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10. NO OTHER RIGHTS. This Note shall not entitle the Holder to any of the rights of a stockholder of the GameSquare Parties, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the GameSquare Parties, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

11. CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Note and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of Delaware (the “Governing Jurisdiction”), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The GameSquare Parties hereby irrevocably consent to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The GameSquare Parties agree that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The GameSquare Parties waive any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the GameSquare Parties against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The GameSquare Parties shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the GameSquare Parties in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the GameSquare Parties. The GameSquare Parties agree that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the GameSquare Parties against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the GameSquare Parties irrevocably and unconditionally agree that they will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the Governing Jurisdiction sitting in New Castle County, and the United States District Court of the Governing Jurisdiction, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. The GameSquare Parties and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(iv) The GameSquare Parties and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the GameSquare Parties or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

12. WAIVERS. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

13. SEVERABILITY. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The GameSquare Parties covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the GameSquare Parties from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the GameSquare Parties (to the extent it may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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14. JOINT AND SEVERAL LIABILITY. The entire Principal amount of this Note shall be deemed to be jointly funded to and received by each of the GameSquare Parties. Each of the GameSquare Parties shall be jointly and severally liable under this Note for all Secured Obligations, regardless of the manner or amount in which proceeds hereof are used, allocated, shared or disbursed by or among the GameSquare Parties, or the manner in which the Holder accounts for its extension of credit hereunder on its books and records. The Secured Obligations of each of the GameSquare Parties under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Secured Obligations of any GameSquare Party or of any promissory note or other document evidencing all or any part of the Secured Obligations of any GameSquare Parties, (ii) the absence of any attempt to collect the Secured Obligations from any GameSquare Party, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Holder with respect to any provision of any instrument evidencing the Secured Obligations of any GameSquare Party, or any part thereof, or any other agreement executed as of the Issuance Date or thereafter executed by any GameSquare Party and delivered to the Holder, (iv) the failure by the Holder to take any steps to perfect and maintain its security interest in, or to preserve its rights to, the Collateral of any GameSquare Party, (v) the Holder’s election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code, (vi) any borrowing or grant of a security interest by any GameSquare Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code, (vii) the disallowance of all or any portion of the Holder’s claim(s) for the repayment of the Secured Obligations of any GameSquare Party under Section 502 of the U.S. Bankruptcy Code, (viii) any other bankruptcy, insolvency, restructuring or reorganization proceedings under all applicable debtor relief laws or (ix) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any GameSquare Party (in each case, other than the defense of repayment in full of the Secured Obligations). With respect to any Secured Obligations of any GameSquare Party arising as a result of their joint and several liability hereunder with respect to any extensions of credit made to one or the other hereunder, each of the GameSquare Parties waives, until the Secured Obligations shall have been paid in full any right to enforce any right of subrogation or any remedy which the Holder had as of the Issuance Date or may have thereafter against one or the other, any endorser or any guarantor of all or any part of the Secured Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Holder to secure payment of the Secured Obligations or any other liability of the other GameSquare Party to the Holder. Upon any Event of Default, the Holder may proceed directly and at once, without notice, against any of the GameSquare Parties to collect and recover the full amount, or any portion of the Secured Obligations, without first proceeding against one or the other or any other Person, or against any security or Collateral for the Secured Obligations. Each of the GameSquare Parties consents and agrees that the Holder shall be under no obligation to marshal any assets in favor of any GameSquare Party or against or in payment of any or all of the Secured Obligations.

15. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Additional FaZe Media Property” means (i) any securities, cash, dividends, options, Instruments, distributions, Investment Property, Financial Assets, Securities, Equity Interests, stock options, Commodity Contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other Proceeds or property (including, without limitation, any stock dividend and any distribution in connection with a stock split), and any other right or property, contractual or otherwise (including all voting rights and all rights as and to become a member or partner thereof (if applicable)), in each case, which the GameSquare Parties shall from time to time receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for, or in exchange for the FaZe Media Shares, and any securities or other ownership interests, any right to receive securities or other ownership interests and any right to receive earnings, money, distributions or other property in respect of the FaZe Media Shares in which the GameSquare Parties now have or hereafter acquire any right, issued by an issuer of such securities or such other ownership interests, including all securities or other ownership interests convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any such securities or other ownership interests, the certificates or other instruments representing any of the foregoing and any interest of the GameSquare Parties in the entries on the books of any securities intermediary or commodity intermediary pertaining thereto, and (ii) in the event of any consolidation or merger involving FaZe Media or other issuer of any Equity Interests described in the foregoing clause (i) and in which FaZe Media or such issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

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(b) “Amount Due” has the meaning ascribed thereto in Section 1(c).

(c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d) “Change in Control” has the meaning ascribed thereto in Section 6(g).

(e) “Change in Control Notice” has the meaning ascribed thereto in Section 6(g).

(f) “Change in Control Payment Election” has the meaning ascribed thereto in Section 6(g).

(g) “Collateral” has the meaning ascribed thereto in Section 5(a).

(h) “Common Stock” means the common stock, par value $0.0001, of GameSquare.

(i) “Conversion Amount” means, as of any date of determination, the entire Principal amount of the Note then outstanding, together with any accrued unpaid interest thereon, and all other Secured Obligations then outstanding.

(j) “Conversion Date” has the meaning ascribed thereto in Section 3(b).

(k) “Conversion Price” means $2.50 per share or as may be adjusted from time to time for purposes of Section 2(b).

(l) “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

(m) “Default Rate” has the meaning ascribed thereto in Section 2(c).

(n) “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. “Dispose” shall have a meaning correlative thereto.

(o) “Election Deadline” has the meaning ascribed thereto in Section 3(b).

(p) “Equity Interests” means (i) all shares of capital stock (whether denominated as common stock or preferred stock), shares (of whatever class) in the capital of a company, equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Excluded Issuance” has the meaning ascribed thereto in Section 2(c)(ii).

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(s) “FaZe Media” means FaZe Media, Inc., a Delaware corporation.

(t) “FaZe Media Shares” means the 5,725,000 shares of Series A-1 Preferred Stock of FaZe Media held by GameSquare SPV as of the Issuance Date.

(u) “FaZe Media Transfer” has the meaning ascribed thereto in Section 3(c)(i).

(v) “Game-Banks Purchase Agreement” means that certain Secondary Preferred Stock Purchase Agreement, dated as of June 17, 2024, by and among GameSquare SPV, M40A3 LLC, Holder and FaZe Media.

(w) “Interest Payment Date” has the meaning ascribed thereto in Section 2(a).

(x) “Interest Shares” has the meaning ascribed thereto in Section 2(b).

(y) “License Agreement” means that certain Trademark and License Agreement, dated as of May 15, 2024, as amended, by and between FaZe Media and GameSquare.

(z) “Limited Proxy” means that certain Limited Proxy and Power of Attorney, dated as of June 17, 2024, by and between GameSquare SPV and M40A3 LLC.

(aa) “Maturity Date” means the earlier of (i) the Stated Maturity Date, and (ii) the acceleration of the Secured Obligations pursuant to Section 4(b).

(bb) “Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

(cc) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(dd) “Pledge Supplement” means a Pledge Supplement, substantially in the form attached hereto as Exhibit B.

(ee) “Pledged Interest” means (i) the FaZe Media Shares and all certificates (if any) representing the same and (ii) all Additional FaZe Media Property.

(ff) “Pledged Issuers” means, collectively, (i) FaZe Media, as the issuer of the FaZe Media Shares, and (ii) any other issuer of Equity Interests constituting Collateral.

(gg) “Pledged Shares” means the FaZe Media Shares and any other Collateral comprising Equity Interests.

(hh) “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(ii) “Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Holder or any GameSquare Party from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any GameSquare Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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(jj) “Required Reserve Amount” has the meaning ascribed thereto in Section 6(b).

(kk) “Secured Obligations” has the meaning ascribed thereto in Section 5(a).

(ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(mm) “Security Agreement” means Section 5 of this Note and any defined term used therein (solely in respect of the use of such defined term in Section 5) and the provisions of Section 1(a), Section 8, Section 11, Section 12 and Section 13 (solely in respect of the interpretation of, or in relation to, Section 5).

(nn) “Stated Maturity Date” means November 13, 2029.

(oo) “Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which the GameSquare Parties shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for, or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities or other ownership interests, any right to receive securities or other ownership interests and any right to receive earnings, money, distributions or other property in respect of the Collateral in which the GameSquare Parties now have or hereafter acquire any right, issued by an issuer of such securities or such other ownership interests, including all securities or other ownership interests convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any such securities or other ownership interests, the certificates or other instruments representing any of the foregoing and any interest of the GameSquare Parties in the entries on the books of any securities intermediary or commodity intermediary pertaining thereto.

(pp) “Subsidiary” means any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by GameSquare or one or more of the other Subsidiaries of GameSquare or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by GameSquare or one or more Subsidiaries of GameSquare or a combination thereof. For purposes hereof, GameSquare shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if GameSquare, directly or indirectly, shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner or such limited liability company, partnership, association, or other business entity.

(qq) “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the Common Stock are then quoted or listed; provided, that in the event that the Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

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(rr) “Transaction Document” means this Note, the Security Agreement, the Purchase Agreement and the Notes issued pursuant to the Purchase Agreement, and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to the Purchase Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(ss) “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of Delaware; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Holder’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of Delaware, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(tt) “Underlying Shares” means the Common Stock issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the GameSquare Parties have caused this Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

GAMESQUARE:
GAMESQUARE HOLDINGS INC.

By:
Name:	Justin Kenna
Title:	Chief Executive Officer

GAMESQUARE SPV:
FAZE MEDIA HOLDINGS, LLC

By:
Name:	Justin Kenna
Title:	President

[Signature Page to Convertible Note]

Acknowledged and Agreed as of [__________], 2024:

HOLDER:
GIGAMOON MEDIA, LLC

By:
Name:
Title:

[Signature Page to Convertible Note]

Exhibit A

Form of License Agreement

(attached)

EXHIBIT B

TO

Senior Secured Convertible Promissory Note

FORM OF Irrevocable Proxy

(Interests of [_______] (the “Issuer”))

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_____________] a [_______________] (the “Grantor”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes GIGAMOON MEDIA, LLC, a Delaware limited liability company, and its successors and registered assigns, in its capacity as the Holder (as defined in the Note referred to below) (in such capacity, the “Proxy Holder”) under the Senior Secured Convertible Promissory Note, dated as of November [__], 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”; capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Note), to which each of the Proxy Holder, the Grantor, and [__________] is a party, the attorney-in-fact (in accordance with the terms of Section 5(e) of the Note) and proxy of the Grantor with full power of substitution and resubstitution, to the full extent of the Grantor’s rights with respect to all of the Equity Interests owned by the Issuer constituting Collateral (the “Interests”), exercisable in accordance with the Security Agreement and the terms hereof. Upon the execution hereof, all prior proxies given by the Grantor with respect to any of the Interests are hereby revoked, and no subsequent proxies will be given with respect to any of the Interests until the Note is indefeasibly paid in full. This proxy is irrevocable, is coupled with an interest, and is granted pursuant to Section 5(c) of the Note for the benefit of Proxy Holder in consideration of the indebtedness represented by the Note.

The Proxy Holder is hereby empowered and may exercise this Irrevocable Proxy to vote the Interests at any and all times after the occurrence of an Event of Default, including, but not limited to, at any meeting of the shareholders of the Issuer, however called, and at any adjournment thereof, or in any written action by consent of the shareholders of the Issuer. This Irrevocable Proxy shall remain in effect with respect to the Interests until the Note is indefeasibly paid in full, and will continue to be effective or automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Proxy Holder as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, all as though such payment had not been made (provided, that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Proxy Holder in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations), notwithstanding any time limitations set forth in the [operating agreement/by-laws] and other organization documents of the Issuer or the [Limited Liability Company Act/Corporations Act] of the State of [__________].

Any obligation of the Grantor hereunder shall be binding upon the heirs, successors, and assigns of the Grantor (including, without limitation, any transferee of any of the Interests).

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the Grantor has executed this Irrevocable Proxy as of this __ day of _______, 20__.

[__________]

By:
Name:
Title:

EXHIBIT C

TO

Senior Secured Convertible Promissory Note

FORM OF Issuer Acknowledgment

To:	[ISSUER NAME]
[__________]
Attn: [__________]

RE:	Issuer Acknowledgement and Control Agreement

To whom it may concern:

This Issuer Acknowledgement and Control Agreement serves to notify you that, pursuant to that certain Senior Secured Convertible Promissory Note, dated as of [__], 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), made by GAMESQUARE HOLDINGS, INC., a Delaware corporation (“GameSquare”), and FAZE MEDIA HOLDINGS, LLC, a Delaware limited liability company (“GameSquare SPV”), in favor of GIGAMOON MEDIA, LLC, a Delaware limited liability company (together with its successors and registered assigns, the “Holder”), GameSquare [SPV] (the “Owner”) has granted a security interest to the Holder in the following equity interests (the “Securities”) issued by [__________], a [__________] (the “Issuer” or “you”):

Class of Equity Interests	Par Value	Certificate Number (if applicable)	Number of Shares of Equity Interests

1. You are hereby notified of the Holder’s security interest, including the provision that the Securities, including all securities, dividends, stock splits, instruments or other distributions and any other right or property or proceeds payable or distributable in respect of the Securities, are not to be paid to anyone other than to Holder until and unless you receive further written notice from the Holder. The aforementioned security interest will remain in full force and effect until the Holder notifies you in writing to the contrary. In addition, you are hereby instructed to comply with instructions originated by the Holder without further consent by the Owner. Please acknowledge receipt of this notice by signing and returning the control agreement and acknowledgment attached as Annex I hereto to the Holder.

This notice is dated [__________], 20[__].

OWNER:	HOLDER:
[_____________________]	GIGAMOON MEDIA, LLC

By:	By:
Name:	Name:
Title:	Title:

The remainder of this page is intentionally left blank.

Annex I to

Issuer Acknowledgement and Control Agreement

Control Agreement and Acknowledgement of Pledge and Security Interest

Reference is made to the Issuer Acknowledgment and Control Agreement (the “Acknowledgment”) to which this Annex I is attached. Capitalized terms used but not defined herein have the meanings assigned thereto in the Acknowledgment.

The undersigned, [__________], a [__________] (the “Issuer” or “we”), acknowledges receipt of the Acknowledgment and notice of the Holder’s security interest in the Securities described therein.

To the best of our knowledge, and except for the Holder’s security interest or as noted below, and as of the date hereof, (a) the Securities are identified on our books and records, by book-entry or otherwise, as being owned by the Owner; (b) we have identified on our books and records the Securities as being pledged to the Holder; (c) we have not confirmed any interest in the Securities to any persons other than to the Owner and the Holder; (d) our records do not indicate any adverse claims concerning the Securities nor do they indicate any person, other than Owner and the Holder, as having any interest in the Securities; and (e) we have not created, nor have we received notice of any liens, claims or encumbrances with respect to the Securities, except to the Holder.

We hereby agree (i) to mark our records, by book-entry or otherwise, to indicate the pledge of, and the Holder’s security interest in, the Securities, (ii) not to effect any transfer of the Owner’s interest in any of the Securities without the Holder’s prior written consent; (iii) unless we should we receive further written instructions from the Holder, to distribute all dividends, distributions, and other proceeds relating to the Securities (whether in cash, securities or other property) to the Holder, and (iv) we will comply with all written instructions originated by the Holder concerning the Securities without further consent by the Owner.

ISSUER
[__________]

By:
Name:
Title: